Exhibit 8

CUSTODIAN AGREEMENT


This Agreement, dated as of May 19, 1992, is between State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110 ("State Street" or the "Custodian"), and Calvert World Values Fund, Inc., a Maryland corporation (the "Fund"), having its principal place of business at 4550 Montgomery Avenue, Suite 1000N, Bethesda, Maryland, 20814. In consideration of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

1.       Employment of Custodian and Property to be Held by It

The Fund hereby employs State Street as the custodian of assets, including securities, of the Fund's portfolios designated in Appendix A ("Portfolios"). The Portfolios agree to deliver to the Custodian all securities and cash now or hereafter owned or acquired, and all payments of income, principal or capital distributions received by them on securities owned at any given time, and the cash consideration received for shares of the Portfolios. The Custodian will not be responsible for any property held or received by any Portfolio and not delivered to the Custodian.

Upon receipt of "Proper Instructions" (as defined in Section 4), the Custodian will employ one or more subcustodians located in the United States, but only in accordance with an applicable vote by the Board of Directors of the Fund, and provided that the Custodian will have no more or less responsibility or liability to the Fund on account of any actions or omissions of any subcustodian so employed than any such subcustodian has to the Custodian, and further provided that the Custodian will not release the subcustodian from any responsibility or liability unless mutually agreed on by the parties in writing.

All duties undertaken by the Custodian will be performed in a timely manner. What constitutes timeliness in connection with a particular action will be determined by the standards of the industry as they apply to the specific type of transaction in question and taking into account relevant facts and circumstances.

2.       Duties of the Custodian with Respect to Property of the Fund

2.1 Holding Securities. The Custodian will hold and physically segregate for the account of each Portfolio all non-cash property other than (a) securities maintained in a clearing agency acting as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (collectively referred to as "Securities System;" see Section 2.10), and (b) commercial paper of an issuer for which the Custodian acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian (see Section 2.11).

2.2 Delivery of Securities. The Custodian will release and deliver Portfolio securities held by the Custodian or in a Securities System account of the Custodian or in the Custodian's Direct Paper book entry system account ("Direct Paper System Account") only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by mutual agreement of the parties, and only in the following cases:

1) Sale. Upon the sale of and receipt of payment for a Portfolio's securities;

2) Repurchase Agreements. Upon receipt of payment in connection with any repurchase agreement entered into by the Fund related to the securities being held;

3) Securities System. In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.10;

4) Tender Offer. To the depository agent or other receiving agent in connection with tender or other similar offers for a Portfolio's securities;

5) Redemption by issuer. To the issuer or its agent when a Portfolio's securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

6) Transfer to issuer, Nominee; Exchange. To the issuer or its agent for transfer into the name of a Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to this Agreement or into the name or nominee name of any subcustodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units and bearing the same interest rate, maturity date and call provisions, if any; provided that, in any such case, the new securities are to be delivered to the Custodian;

7) Sale to Broker or Dealer. Upon the sale of a Portfolio's securities to the broker or its clearing agent or dealer, against a receipt, for examination in accordance with "street delivery" custom; provided that the Custodian will have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's failure to act in accordance with its duties as set forth in this Agreement.

8) Exchange or Conversion. For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization, split-up of shares, change of par value or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

9) Warrants, Rights. In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

10) Loans of Securities. For delivery in connection with any loans of securities made by a Portfolio, made only against receipt of adequate collateral as agreed on from time to time by the Custodian and the Fund on behalf of the Portfolio. Loans may be in the form of cash, obligations issued by the United States government, its agencies or instrumentalities or such other property as mutually agreed by the parties, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral, unless the Custodian fails to act in accordance with its duties set forth in this Agreement;

11) Borrowings. For delivery as security in connection with any borrowings by a Portfolio requiring a pledge of assets by the Portfolio, made only against receipt of amounts borrowed; except, where additional collateral is required to secure a borrowing already made, further securities may be released for that purpose, subject to Proper Instructions;

12) Options. For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation, any registered national securities exchange, any similar organization or organizations, or the Investment Company Act of 1940, regarding escrow or other arrangements in connection with transactions by the Fund;

13) Futures. For delivery in accordance with the provisions of any agreement among the Fund, the Custodian, and a Futures Commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, any similar organization or organizations, or the Investment Company Act of 1940, regarding account deposits in connection with transactions by the Fund;

14) In-Kind Distributions. Upon receipt of instructions from the Fund's transfer agent, for delivery to the transfer agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the Portfolio's currently effective prospectus and statement of additional information, in satisfaction of shareholder requests for repurchase or redemption;

15) Miscellaneous. For any other proper corporate purpose, made only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors signed by an officer of the Fund and certified by the Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of the securities will be made.

In all cases, payments to the Portfolio will be made in cash, by a certified check or a treasurer's or cashier's check of a bank, by effective bank wire transfer through the Federal Reserve Wire System or, if appropriate, outside of the Federal Reserve Wire System and subsequent credit to the Fund's Custodial account, or, in case of delivery through a stock clearing company, by book-entry credit by the stock clearing company in accordance with the then current street custom, or such other form of payment as may be mutually agreed on by the parties, in all such cases collected funds to be promptly credited to the Fund.

2.3 Registration of Securities. Securities held by the Custodian (other than bearer securities) will be registered (a) in the name of the Portfolio or
(b) in the name of any nominee of the Portfolio or of any nominee of the Custodian assigned exclusively to the Portfolio, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as any of the Portfolios, or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name or nominee name of any subcustodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of a Portfolio under the terms of this Agreement will be in "street name" or other good delivery form.

2.4 Bank Accounts. The Custodian will open and maintain a separate bank account or accounts in the name of each Portfolio, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement. The Custodian will hold in the account(s), in accordance with the provisions of this Agreement, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for a Portfolio may be deposited for the Portfolio's credit in the bank affiliate of the Custodian or in such other banks or trust companies as the Custodian may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company must be qualified to act as a custodian under the Investment Company Act of 1940. Funds will be deposited by the Custodian in its capacity as Custodian and will be withdrawable by the Custodian only in that capacity.

2.5 Sale of Shares and Availability of Federal Funds. Upon mutual agreement between the Fund and the Custodian, the Custodian will, upon the receipt of Proper Instructions, make federal funds available to the Portfolios as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for shares of the Portfolio which are deposited into the Portfolio's account.

2.6 Collection of Income, Dividends. The Custodian will collect on a timely basis all income and other payments with respect to registered securities held to which the Portfolios are entitled either by law or pursuant to custom in the securities business. The Custodian will also collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, the securities are held by the Custodian or its agent. The Custodian will credit a Portfolio's account with all income or other payments on securities held in a domestic depository, on the contractual payment date, in Clearinghouse Funds or Federal Funds as the case may be, regardless of whether the Custodian succeeds in collecting the item on a timely basis. This credit is subject to the Custodian's right to reverse the credit in the event of a default in the issuer's payment of such income. Without limiting the generality of the foregoing, the Custodian will detach and present for payment all coupons and other income items requiring presentation as and when they become due and will collect interest when due on securities held pursuant to this Agreement. The Custodian will also receive and collect all stock dividends, rights and other items of like nature as and when they become due or payable. Income due the Portfolio on securities loaned pursuant to the provisions of Section 2.2(10) will be the responsibility of the Portfolio; the Custodian will have no duty or responsibility in connection with loaned securities other than to provide the Portfolio with such information or data as may be necessary to assist the Portfolio in arranging for the timely delivery to the Custodian of the income to which the Fund is properly entitled.

2.7 Payment of Portfolio Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by mutual agreement of the parties, the Custodian will pay out monies of a Portfolio in the following cases only:

1) Purchases. Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities, or evidence of title to such options, futures contracts or options on futures contracts, to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose in accordance with Section 2.9 of this Agreement) registered in the name of the Portfolio or in the name of a nominee of the Portfolio or of the Custodian referred to in Section 2.3 of this Agreement, or in other proper form for transfer; (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in
Section 2.10 of this Agreement; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.11; or (d) in the case of repurchase agreements entered into between the Fund and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund. All coupon bonds accepted by the Custodian must have the coupons attached or must be accompanied by a due bill or a check payable on coupon payable date for the interest due on that date. Payment may be made for purchases in advance of receipt of securities when the Custodian receives authorization to do so on a case-by-case basis; however, the Custodian will be absolutely liable to the Portfolio for such payment in the absence of specific written instructions to make the payment.

2) Exchanges. In connection with conversion, exchange or surrender of securities owned by the Fund as set forth in Section 2.2 hereof;

3) Redemptions. For the redemption or repurchase of shares issued by the Fund as set forth in this Agreement;

4) Expense and Liability. For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

5) Dividends. For the payment of any dividends or other distributions to shareholders declared by the Fund;

6) Short Sale Dividend. For payment of the amount of dividends received in respect of securities sold short;

7) Loan. For repayment of a loan upon redelivery of pledged securities and upon surrender of the note(s), if any, evidencing the loan;

8) Miscellaneous. For any other proper purpose upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

2.8 Appointment of Agents. At its discretion, the Custodian may at any time appoint (and may at any time remove) any other bank or trust company qualified to act as a custodian under the Investment Company Act of 1940 as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent will not relieve the Custodian of its responsibilities or liabilities under this Agreement.

2.9 Deposit of Securities in Securities Systems. The Custodian may deposit and/or maintain a Portfolio's securities in a Securities System in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

1) Account of Custodian. The Custodian may keep a Portfolio's securities in a Securities System provided hat such securities are represented in an account of the Custodian in the Securities System that does not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

2) Records. The Custodian's records, with respect to a Portfolio's securities maintained in a Securities System, must identify by book entry those securities belonging to the Portfolio;

3)       Payment/Delivery.

(a) Subject to Section 2.7 (Payment of Fund Monies), the Custodian will pay for a Portfolio's securities upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio;

(b) Subject to Section 2.2 (Delivery of Securities), the Custodian will transfer a Portfolio's securities upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Custodian's account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio;

(c) Copies of all advices from the Securities System of transfers of a Portfolio's securities will identify the Portfolio, be maintained for the Portfolio by the Custodian and be provided to the Portfolio at its request. The Custodian will furnish daily transaction sheets reflecting each day's transactions in the Securities System for the account of the Portfolio.

4) Reports. The Custodian will provide the Portfolio with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System, and further agrees to provide the Portfolio with copies of any documentation it has relating to its arrangements with the Securities Systems as set forth in this Agreement or as otherwise required by the Securities and Exchange Commission or any other regulatory agency or organization:

5) Liability. Anything to the contrary in this Agreement notwithstanding, the Custodian will be liable to the Portfolio for any loss or expense, which may include reasonable attorneys fees, or damage to the Portfolio resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian, its agents, or any employee or agent of the Custodian or agent, or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System. At the election of the Portfolio, it will be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person that the Custodian may have as a consequence of any such loss, expense or damage if and to the extent that the Portfolio has not been made whole for any such loss, expense or damage.

2.10 Fund Assets Held in the Custodian's Direct Paper System. The Custodian may deposit and/or maintain securities owned by a Portfolio in the Direct Paper System of the Custodian subject to the following provisions:

1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions;

2) The Custodian may keep securities of a Portfolio in the Direct Paper System only if such securities are represented in an account of the Custodian in the Direct Paper System that does not include any assets of the Custodian other than assets held as a fiduciary, Custodian or otherwise for customers;

3) The records of the Custodian, with respect to securities of a Portfolio, that are maintained in the Direct Paper System will identify by book entry those securities belonging to the Portfolio;

4) The Custodian will pay for securities purchased for the account of a Portfolio upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Portfolio. The Custodian will transfer securities sold for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Fund;

5) The Custodian will furnish each Portfolio confirmation of every transfer to or from its account, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and will furnish to the Portfolio copies of daily transaction sheets reflecting each day's transaction in the Securities System for its account;

6) The Custodian will provide each Portfolio with any report on its system of internal accounting control as the Portfolio may reasonably request from time to time;

2.11 Segregated Account. The Custodian will, upon receipt of Proper Instructions, establish and maintain a segregated account or accounts for and on behalf of each Portfolio, into which may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.9 of this Agreement: (i) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by a Portfolio, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by a Portfolio or commodity futures contracts or options purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release, rule or policy of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only in the case of clause (iv) upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Directors setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

2.12 Ownership Certificates for Tax Purposes. The Custodian will execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments for a Portfolio's securities and in connection with transfers of such securities.

2.13 Proxies. If the securities are registered other than in the name of a Portfolio or a nominee of the Portfolio, the Custodian will cause all proxies promptly to be executed by the registered holder of such securities, without indication of the manner in which such proxies are to be voted, and will promptly deliver to the Portfolio all proxy soliciting materials and all notices relating to such securities.

2.14 Communications Relating to Fund Securities. The Custodian will transmit promptly to each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the Portfolio's securities by the Custodian, an agent appointed under Section 2.9, or subcustodian appointed under Section 1. With respect to tender or exchange offers, the Custodian will transmit promptly to the Portfolio all written information received by the Custodian, an agent appointed under Section 2.9, or subcustodian appointed under Section 1 from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If a Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Portfolio will notify the Custodian of such desired action at least three business days prior to the time such action must be taken under the terms of the tender, exchange offer, or other similar transaction, and it will be the responsibility of the Custodian to timely transmit to the appropriate person(s) the Portfolio's notice. Where the Portfolio does not notify the Custodian of its desired action within the three business day period, the Custodian will use its best efforts to timely transmit the Portfolio's notice to the appropriate person.

2.15 Reports to Fund by Independent Public Accountants. At the request of the Fund, the Custodian will provide the Fund, for the benefit of each of its Portfolios, with audited annual reports. The Custodian will further provide the Fund, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract. Such reports will be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies existing or arising since the prior examination would be disclosed by such examination. The reports must describe any material inadequacies disclosed and, if there are no such inadequacies, the reports will so state.

3.       Payments for Redemptions of Shares of a Portfolio

From such funds as may be available for the purpose but subject to the limitations of the Governing Documents of the Fund and any applicable votes of the Board of Directors of the Fund pursuant to those Documents, the Custodian will, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of shares who have delivered to the Transfer Agent a request for redemption of their shares. In connection with the redemption of shares of a Portfolio, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholder.

The Custodian will receive payments for a Portfolio's shares issued or sold from the distributor for the Portfolio's shares or from the Transfer Agent of the Portfolio and deposit as received into the Portfolio's account such payments as are received for shares of the Portfolio issued or sold from time to time by the Portfolio. The Custodian will provide timely notification to the Portfolio and the Transfer Agent of any receipt by it of payments for shares of the Portfolio.

4.       Proper Instructions

"Proper Instructions" means a writing signed or initialed by one or more persons authorized by the Board of Directors. Each such writing must set forth the specific transaction or type of transaction involved, including a statement of the purpose for which such action is requested, and may be a blanket instruction authorizing specific transactions of a routine nature or occurring repeatedly. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund will cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Directors of the Fund, accompanied by a detailed description of procedures approved by the Board of Directors, Proper Instructions may include communications effected directly between electromechanical or electronic devices provided that the Board of Directors and the Custodian are satisfied that such procedures afford adequate safeguards for the Fund's assets.

5.       Actions Permitted without Express Authority

In its discretion the Custodian may, without express authority from the Fund:

1) surrender securities in temporary form for securities in definitive form;

2) endorse for collection, in the name of a Portfolio, checks, drafts and other negotiable instruments on the same day as received: and

3) in general. attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of a Portfolio except as otherwise directed by the Board of Directors of the Fund.

6.       Evidence of Authority, Reliance on Documents

The Custodian will not be liable for actions taken pursuant to instructions, notice, request, consent, certificate or other instrument or paper reasonably and in good faith believed by it to be genuine and to have been properly executed by or on behalf of the Fund or a Portfolio in accordance with Proper Instructions as defined in Section 4 of this Agreement. The Custodian may receive and accept a certified copy of a vote of the Board of Directors of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Directors pursuant to the Governing Documents of the Fund as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary. So long as and to the extent that it is in the exercise of the standard of care set forth in Section 10 of this Agreement, the Custodian will not be responsible for the title, validity or genuineness of any property or evidence of title received by it or delivered by it pursuant to this Agreement and will be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties.

7.       Records, Inventory

The Custodian will create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, with particular attention to Section 31 and Rules 31a-1 and 31a-2 thereunder. All such records will be the property of the Fund and will at all times during the regular business hours of the Custodian be open for inspection and audit by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission, and, in the event of termination of this Agreement, will be delivered in accordance with Section 12 of this Agreement. The Custodian will, at the Fund's request, supply the Fund with a tabulation of securities owned by any Portfolio and held by the Custodian and will, when requested to do so by the Fund and for such compensation as is agreed on by the Portfolio and the Custodian, include certificate numbers in such tabulations. The Custodian will conduct a periodic inventory of all securities and other property subject to this Agreement and provide to the Fund a periodic reconciliation of the vaulted position of each Portfolio to the appraised position of the Portfolio. The Custodian will promptly report to the Fund the results of the reconciliation, indicating any shortages or discrepancies uncovered thereby, and take appropriate action to remedy any such shortages or discrepancies.

8.       Opinion of the Fund's Independent Accountant

The Custodian will cooperate with the Fund's independent public accountants in connection with the annual and other audits of the books and records of the Fund and take all reasonable action, as the Fund may from time to time request, to provide the necessary information to such accountants for the expression of their opinion without any qualification as to the scope of their examination, including but not limited to, any opinion in connection with the preparation of the Fund's Form N-1A, and Form N-SAR or other reports to the Securities and Exchange Commission or state regulatory agency and with respect to any other legal requirements.

9.       Compensation of Custodian

The Custodian will be entitled to reasonable compensation for its services and expenses as Custodian, as detailed in the attached Addendum.

10.      Responsibility of Custodian - Indemnification

Reasonable Care - Notwithstanding anything to the contrary in this Agreement, the Custodian will be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but will be kept indemnified by and will be without liability to the Fund for any action taken or omitted by it in good faith without negligence.

Notice to Fund - in order for the indemnification provision contained in this Section to apply, it is understood that if in any case the Fund may be asked to indemnify or hold the Custodian harmless, the Fund will be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Custodian will use all reasonable care to identify and notify the Fund promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Fund.

Defense of Custodian - The Fund will have the option to defend the Custodian against any claim which may he the subject of this indemnification, and in the event that the Fund so elects, it will so notify the Custodian, and thereupon the Fund will take over complete defense of the claim and the Custodian will in such situation initiate no further legal or other expenses for which it will seek indemnification under this Section. The Custodian will in no case confess any claim or make any compromise in any case in which the Fund will be asked to indemnify the Custodian except with the Fund's prior written consent. Nothing in this Section will be construed to limit any right or cause of action on the part of the Custodian under this Agreement which is independent of any right or cause of action on the part of the Fund. The Custodian will be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund or such other counsel as may be agreed to by the parties) on all matters, and will be without liability for any action reasonably taken or omitted pursuant to such advice.

If the Fund requires the Custodian to take any action with respect to securities that involves the payment of money, or that may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Custodian to take such action, will indemnify the Custodian in an amount and form satisfactory to it.

If a Portfolio requires the Custodian to advance cash or securities for any purpose or in the event that the Custodian or its nominee incurs or is assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except as may arise from the Custodian's or its agent's negligent action or omission, or willful misconduct, any property held for the account of the Portfolio will serve as security. If the Portfolio fails to repay the Custodian promptly, the Custodian will be entitled to use available cash and to dispose of the Portfolio's assets to the extent necessary for reimbursement. If the Custodian exercises this option, it must give the Portfolio reasonable notice so as to enable the Portfolio to repay the cash or securities advanced. Such notice will not preclude the Custodian from asserting any lien under this provision.

11.      Effective Period, Termination and Amendment

This Agreement will become effective as of its execution. provided that the Custodian will have received proof of initial approval of a particular Securities System pursuant to Rule 17f-4 under the Investment Company Act of 1940 (see Section 2.9 of this Agreement) or of the Direct Paper System (see
Section 2.10 of this Agreement). The Portfolio will provide proof of annual approval to the Custodian. This Agreement will continue in force until terminated as provided in this Section. It may be amended at any time by mutual agreement of the parties, and may be terminated by either party with 60 days written notice. The Fund may, by action of the Fund's Board of Directors, immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

In the event the Agreement terminates, the Fund will pay the Custodian whatever compensation is due as of the date of the termination, and will reimburse the Custodian for costs, expenses and disbursements incurred in connection with termination, but only to the extent the Fund gives prior approval for the expenditures. Approval will not be unreasonably withheld.

12. Successor Custodian

If a successor custodian is appointed by the Board of Directors of the Fund, the Custodian will, upon termination, deliver to the successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities, funds and other properties then held by it pursuant to this Agreement, and will transfer to an account of the successor custodian all of each Portfolio's securities held in a Securities System. The Custodian will cooperate in assisting the successor Custodian so that it may continue any subcustodian agreement entered into by the Custodian and any subcustodian on behalf of the Fund.

If no successor is to be appointed, the Custodian will make the securities, funds and other properties available as above to the Fund upon receipt of a certified copy of a vote of the Board of Directors of the Fund.

If no written order designating a successor Custodian or certified copy of a vote of the Board of Directors is delivered to the Custodian on or before the effective date of the termination, the Custodian will have the right to make delivery to a bank (as defined in the Investment Company Act of 1940) or trust company of its own selection having aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $50,000,000, which will become the successor custodian under this Agreement.

In the event the securities, funds and other properties remain in the possession of the Custodian after the termination date due to failure by the Fund to procure the certified copy of the appropriate vote of the Board of Directors, the Custodian will be entitled to fair compensation for its services during the period during which it retains possession of the property, and the provisions of this Agreement relating to the duties and obligations of the Custodian will remain in full force.

If during the term of this Agreement any Portfolio is liquidated pursuant to law, the Custodian will distribute the remaining assets of the Portfolio after satisfying all expenses and liabilities of that Portfolio. Such distributions will be pro rata among the Portfolio's shareholders as certified by the Transfer Agent, and will be in cash or, if the Portfolio so orders, in portfolio securities. Section 10 (Responsibility of Custodian -
Indemnification) will survive any termination of this Agreement.

13.      Interpretive and Additional Provisions

In connection with the operation of this Agreement, the Custodian and the Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions will be in a writing signed by both parties and will be annexed to this Agreement. No interpretive or additional provisions will contravene any applicable federal or state regulations or any provision of the Governing Documents of the Fund, nor will they be deemed amendments to this Agreement.

14.      Notice

Notice will be considered sufficient if sent by registered or certified mail, or by such other means as the parties agree, to the other party at the address set forth above or at any other address specified in writing and delivered to the other party.

15.      Bond

The Custodian will, at all times, maintain a bond issued by a reputable fidelity insurance company authorized to do business in the place where the bond is issued. The bond will be issued against larceny and embezzlement, and will cover each officer and employee of the Custodian who may, singly or jointly with others, have access to securities or funds of the Fund, either directly or through authority to receive and carry out any certificate instruction, order request, note or other instrument required or permitted by this Agreement. The Custodian agrees that it will not cancel, terminate or modify the bond so as to affect adversely the Fund, except after written notice to the Fund not less than 10 days prior to the effective date of such cancellation, termination or modification. At the request of the Fund, the Custodian will furnish to the Fund a copy of each such bond and each amendment thereto.

16.      Confidentiality

The Custodian agrees to treat all records and other information relative to the Portfolios and their prior, present or future shareholders as confidential, and the Custodian, on behalf of itself and its employees, agrees to keep confidential all such information except when requested to divulge such information by duly constituted authorities, or when so requested by the Fund. If requested to divulge confidential information to anyone other than persons normally authorized by the Fund to receive information, such as the Fund's auditors or attorneys, the Custodian will not release the information until it notifies the Fond in writing and receives approval in writing from the Fund, unless required by law to do otherwise. Approval by the Fund will not be unreasonably withheld and may not be withheld where the Custodian may be exposed to civil or criminal contempt proceedings for failure to comply.

17.      Exemption from Liens

Except as provided in Section 10 of this Agreement, the securities and other assets held by the Custodian for a Portfolio will be subject to no lien or charge of any kind in favor of the Custodian or any person claiming through the Custodian, but nothing herein will be deemed to deprive the Custodian of its right to invoke any and all remedies available at law or equity to collect amounts due it under this Agreement. Neither the Custodian nor any subcustodian appointed pursuant to Section 1 of this Agreement will have any power or authority to assign, hypothecate, pledge or otherwise dispose of any securities held by it for the Portfolio, except upon the direction of the Fund, duly given as herein provided, and only for the account of the Portfolio.

18.      Massachusetts Law to Apply

This Agreement will be construed and the provisions thereof interpreted under and in accordance with laws of the Commonwealth of Massachusetts.

19.      Governing Documents

The term "Governing Documents" refers to the Fund's Articles of Incorporation, Bylaws and Registration Statement filed under the Securities Act of 1933, as amended from time to time.

20.      Directors and Shareholders

Neither the holders of shares in the Portfolios nor any Directors of the Fund will be personally liable under this Agreement.

21.      Successors of Parties

This Contract will be binding on and will inure to the benefit of the Fund and the Custodian and their respective successors.

22.      Integration Clause

The parties agree that all aspects of their agreement are contained in this document, its Addendum, supplemental agreements and all amendments thereto, and that any disputes arising in connection with this Agreement will be decided with reference to those documents.

23.      Asset Value and Net Income

The Custodian shall cooperate with and supply necessary information to the person or persons appointed by the Board of Directors of the Fund to keep the books of account of the Fund and/or compute the net asset value per share of the outstanding shares of the Fund or, if directed in writing to do so by the Fund, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate daily the net income and, if instructed in writing by an Officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of the Fund shall be made at the time or times and in the manner described from time to time in the Fund's currently effective prospectus.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be affixed hereunder as of the dates indicated below.

CALVERT WORLD VALUES FUND, INC.

By: /s/  Date: 6/18/92
         William M. Tartikoff

Attest: /s/       Date: 6/18/92
         Beth-ann Roth

STATE STREET BANK AND TRUST COMPANY

By: /s/  Date: 6/23/92
         Ronald E. Logue, Senior Vice President

Attest: /s/       Date: 6/23/92
         Claire E. Rodowicz, Assistant Secretary

                                   APPENDIX A

The following Portfolio is covered by the Custodian Agreement dated as of May 19,1992 between Calvert World Values Fund, Inc. and State Street Bank and Trust Company:

GLOBAL EQUITY PORTFOLIO

                       SUPPLEMENT TO CUSTODIAN AGREEMENT

This Supplement is part of the custodian agreement dated as of May 19,1992 (the "Custodian Agreement") between the Calvert World Values Fund, Inc. (the "Fund") and State Street Bank and Trust Company (the "Custodian");

Whereas, the Custodian Agreement governs the terms and conditions under which the Custodian maintains custody of the securities and other assets of the Fund; and

Whereas, the Custodian and the Fund desire to amend and supplement the Custodian Agreement in order to (i) accurately reflect the terms and conditions under which the Custodian maintains the Fund's securities and other non-cash property in the custody of certain foreign subcustodians in conformity with the requirements of Rule 1 7f-5 under the Investment Company Act of 1940, as amended, and (ii) recognize that the Fund's investments in non-U.S. securities markets may involve an assessment by the Fund of certain risks inherent in participation in such markets and a balancing by the Fund of the possibility of an enhanced return available in such markets against such risks;

Now, Therefore, in consideration of the promises set forth herein and in the Custodian Agreement, the Custodian and the Fund hereby amend and supplement the Custodian Agreement as follows:

1. Notwithstanding any provisions to the contrary set forth in the Custodian Agreement, including, but not limited to, Section 3.4 thereof, but subject to the requirements of Rule 17f-5 under the Investment Company Act of 1940, the Custodian may hold securities and other non-cash property for all of its customers, including the Fund, with a foreign sub-custodian in a single account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to securities and other non-cash property of the Fund which are maintained in such account shall identify by book-entry those securities and other non-cash property belonging to the Fund and (ii) the Custodian shall require that securities and other non-cash property so held by the foreign sub-custodian be held separately from any assets of the foreign sub-custodian or of others.

2. Article 11 of the Custodian Agreement is hereby supplemented by adding the following:

Emerging Markets and "Country Risk" - Except as may arise from the Custodians own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by;
(i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, or computer viruses or communications disruptions; (ii) errors by the Fund or the Fund's investment Advisor(s) in their instructions to the Custodian, provided such instructions have been in accordance with this Contract; (iii) the insolvency of or acts or omissions by a Securities System; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian's sub-custodian or agent securities purchased or in the remittance or payment made m connection with securities sold; (v) any delay or failure of any company, corporation or other body in charge or registering or transferring securities in the name of the Custodian, the Fund, the Custodian's sub-custodians, nominees or agents or agents or any consequential losses arising out of such delay or failure to transfer such securities including nonreceipt of bonus, dividends and rights and other accretions or benefits;
(vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (vii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction. Regardless of whether assets are maintained in the custody of a foreign banking institution or a foreign securities depository, the Custodian shall not be liable for "country risk", i.e. any loss, damage, cost, expense, liability or claim resulting from, or caused by, the direction of or authorization by the Fund to maintain custody of any securities or cash of the Fund or of a Portfolio in a foreign country Including, but not limited to, losses resulting from nationalization expropriation, imposition of currency controls or restrictions, acts of war or terrorism, riots, revolutions, work stoppages, natural disasters or other similar events or acts.

3. Except as specifically superseded or modified herein, the terms and provisions of the Custodian Agreement shall continue to apply with full force and effect.

IN WITNESS WHEREOF, of the parties hereto has caused this instrument to be executed as a sealed instrument in its name and behalf by its duly authorized representative as of May 19, 1992.

CALVERT WORLD VALUES FUND, INC.

By: /s/
         William M. Tartikoff, Vice President


STATE STREET BANK AND TRUST COMPANY

By: /s/
         Ronald E. Logue, Executive Vice President

                            LETTER AGREEMENT BETWEEN
                        CALVERT WORLD VALUES FUND, INC.
                    AND STATE STREET BANK AND TRUST COMPANY
                     SUPPLEMENTING THE CUSTODIAN AGREEMENT
                            DATED AS OF MAY 19, 1992

The following items supplement the Custodian Agreement ("Agreement") dated as of May 19, 1992, and are considered part of the Agreement:

         1. The initial Addendum to the Agreement, dated as of May 19, 1992, will remain in affect for a minimum of three years; that is, until at least May 18,1995, unless mutually agreed by the parties.

         2. The Fund is entitled to pay fees to the Custodian by analysis on collected funds, which will earn the rate stated in the Addendum to the Agreement.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be affixed hereunder as of the dates indicated below.

CALVERT WORLD VALUES FUND, INC.

By: /s/
         William M. Tartikoff

STATE STREET BANK AND TRUST COMPANY

By: /s/
         J. W. Fletcher

                      AMENDMENT TO THE CUSTODIAN CONTRACT

AGREEMENT made by and between State Street Bank and Trust Company (the "Custodian") and (the "Funds).

WHEREAS, the Custodian and the Fund are parties to a custodian contract dated May 12, 1992 (the "Custodian Contract") governing the terms and conditions under which the Custodian maintains custody of the securities and other assets of the Fund; and

WHEREAS, the Custodian and the Fund desire to amend the Custodian Contract to provide for the maintenance of the Fund's foreign securities, and cash incidental to transactions in such securities, in the custody of certain foreign banking institutions and foreign securities depositories acting as sub-custodians in conformity with the requirements of Rule 17f-5 under the Investment Company Act of 1940;

NOW THEREFORE, in consideration of the premises and covenants contained herein, the Custodian and the Fund hereby amend the Custodian Contract by the addition of the following terms and conditions;

1.       Appointment of Foreign Sub-Custodians

The Fund hereby authorizes and instructs the Custodian to employ as sub-custodians for the Fund's securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories designated on Schedule A hereto ("foreign sub-custodians"). Upon receipt of "Proper Instructions, as defined in Section 2.17 of the Custodian Contract, together with a certified resolution of the Fund's Board of Directors, the Custodian and the Fund may agree to amend Schedule A hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as sub-custodian. Upon receipt of Proper Instructions, the Fund may instruct the Custodian to cease the employment of any one or more of such sub-custodians for maintaining custody of the Fund's assets.

2.       Assets to be Held

The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodians to: (a) "foreign securities", as defined in paragraph (c)(l) of Rule 17f-5 under the Investment Company Act of 1940, and (b) cash and cash equivalents in such amounts as the Custodian or the Fund may determine to be reasonably necessary to effect the Fund's foreign securities transactions.

3.       Foreign Securities Depositories

Except as may otherwise be agreed upon in writing by the custodian and the Fund, assets of the Fund shall be maintained in foreign securities depositories only through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to the terms hereof. Where possible, such arrangements shall include entry into agreements containing the provisions set forth in Section 5 hereof.

4.       Segregation of-Securities

The Custodian shall identify on its books as belonging to the Fund, the foreign securities of the Fund held by each foreign sub-custodian. Each agreement pursuant to which the Custodian employs a foreign banking institution shall require that such institution establish a custody account for the Custodian on behalf of the Fund and physically segregate in that account, securities and other assets of the Fund, and, in the event that such institution deposits the Fund's securities in a foreign securities depository, that it shall identify on its books as belonging to the Custodian, as agent for the Fund, the securities so deposited.

5.       Agreements with Foreign Banking Institutions

Each agreement with a foreign banking institution shall be substantially in the form set forth in Exhibit 1 hereto and shall provide that: (a) the Fund's assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agents, except a claim of payment for their safe custody or administration;
(b) beneficial ownership for the Fund's assets will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to the Fund; (d) officers of or auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; and (e) assets of the Fund held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

6.       Access of Independent Accountants of the Fund

Upon request of the Fund, the Custodian will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

7.       Reports by Custodian

The Custodian will supply to the Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Fund held by foreign sub-custodians, including but not limited to an identification of entities having possession of the Fund's securities and other assets and advises or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf of the Fund indicating, as to securities acquired for the Fund, the identity of the entity having physical possession of such securities.

8.       Transactions in Foreign Custody Account

(a) Except as otherwise provided in paragraph (b) of this Section 8, the provisions of Sections 2.2 and 2.8 of the custodian Contract shall apply, mutatis mutandis to the foreign securities of the Fund held outside the United States by foreign sub-custodians.

(b) Notwithstanding any provision of the Custodian Contract to the contrary, settlement and payment for securities received for the account of the Fund and delivery of securities maintained for the account of the Fund may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

(c) securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in section 2.3 of the Custodian Contract, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

9.       Liability of Foreign Sub-Custodians

Each agreement pursuant to which the Custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless the Custodian and each Fund from and against any loss, damage cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

10.      Liability of Custodian

The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in the Custodian Contract and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 13 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-custodian has otherwise exercised reasonable care. Notwithstanding the foregoing provisions of this paragraph 10, in delegating custody duties to State Street London Ltd., the Custodian shall not be relieved of any responsibility to the Fund for any loss due to such delegation, except such loss as may result from (a) political risk (including, but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) or (b) other losses (excluding a bankruptcy or insolvency of State Street London Ltd. not caused by political risk) due to Acts of God, nuclear incident or other losses under circumstances where the Custodian and State Street London Ltd. have exercised reasonable care.

11.      Reimbursement for Advances

If the Fund requires the Custodian to advance cash or securities for any purpose including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Fund assets to the extent necessary to obtain reimbursement.

12.      Monitoring Responsibilities

The Custodian shall furnish annually to the Fund, during the month of June, information concerning the foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Fund in connection with the initial approval of this amendment to the Custodian Contract. In addition, the Custodian will promptly inform the Fund in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or any material loss of the assets of the Fund or in the case of any foreign sub-custodian not the subject of an exemptive order from the Securities and Exchange Commission is notified by such foreign sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles).

13.      Branches of U.S. Banks

(a) Except as otherwise set forth in this amendment to the Custodian Contract, the provisions hereof shall not apply where the custody of the Fund assets is maintained in a foreign branch of a banking institution which is a "bank" as defined by section 2(a)(5) of the Investment Company Act of 1940 meeting the Qualification set forth in Section 26(a) of said Act. The appointment of any such branch as a sub-custodian shall be governed by paragraph 1 of the Custodian Contract.

(b) Cash held for the Fund in the United Kingdom shall be maintained in an interest bearing account established for the Fund with the Custodian's London Branch, which account shall be subject to the direction of the Custodian, State Street London Ltd. or both.

14.      Applicability of Custodian Contract

Except as specifically superseded or modified herein, the terms and provisions of the Custodian Contract shall continue to apply with full force and effect.


IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 18th day of June, 1992.

CALVERT WORLD VALUES FUND, INC.

By: /s/
         William M. Tartikoff

Attest: /s/
         Beth-ann Roth

STATE STREET BANK AND TRUST COMPANY

By: /s/
         Ronald E. Logue, Senior Vice President

Attest: /s/
         Claire E. Rodowicz, Assistant Secretary

                                   Schedule A

The following foreign banking institutions and foreign securities depositories have been approved by the Board of Directors of Calvert World Values Fund, Inc., for use as sub-custodians for the Fund's securities and other assets.

The best interest of the Fund and its shareholders will be served by the custody and maintenance of securities and other assets of the Fund from time to time with the following eligible foreign custodians: Citibank, N.A.-Argentina; Australia and Now Zealand Banking Group Limited (ANZ), Girozentrale und Bank der Oesterreichischen Sparkassen AG (Girozentrale); Banque Bruxelles Lambert BBL; Citibank, N.A. -Brazil; Canada Trust Company (Canada Trust), Citibank N.A. -Chile (Santiago); Den Danske Bank (Den Danske); Kansallis-Osake-Pankki (KOF); Credit Commercial De France (CCF); Berliner Handels-und Frankfurter Bank (BHF), National Bank of Greece (NBG); Standard Chartered Bank, Hong Kong; Standard Chartered Bank, Jakarta; Bank of Ireland
(BOI) Credito Italiano; Sumitomo Trust & Banking Co., Ltd. (Sumitomo); Bank of Seoul; Standard Chartered Bank, Kuala Lumpur; Citibank N.A. -Mexico (Mexico
City); Bank Mees & Hope N.V. (BMH); Westpac Banking Corporation (Westpac); Christiania Bank OG Kreditkasse (Christiania); Standard Chartered Bank, Manila; Banco Comercial Portugues (BCP); The Development Bank of Singapore Ltd. (DBS), Banco Hispano Americano (BHA); The Hongkong and Shanghai Banking Corporation Limited (Colombo), Skandinaviska Enskilda Banken (SEB), Union Bank of Switzerland (UBS); Central Trust of China, Taipei (CTC); Standard Chartered Bank, Bangkok; Citibank, N.A. - Turkey (Istanbul); State Street London Limited; Citibank, N.A. -Venezuela (Caracas) The Euroclear System (Euroclear); and Centrale de Livraison de Valeurs Mobilieres S.A. (Cedel).

                        ADDENDUM TO CUSTODIAN AGREEMENT

The Fund will pay the following fees to State Street Bank and Trust Company pursuant to the Custodian Agreement dated as of March 5, 1992. The rates, which may be adjusted annually according to the Consumer Price Index (CPI), will remain in effect until March 31, 1995, or for three years from the commencement of services by the Custodian.

1. Administration - Three levels of service are listed below. Specific services are outlined in the proposal. Each service includes maintenance of one demand deposit per account per portfolio. All fees will be billed monthly and payable quarterly.

A.       Custody Service
B.       Custody, Portfolio and Fund Accounting Service
C.       Custody and Remote Service

Annual Charges
                                          B. Custody,
                                          Portfolio
Portfolio                                 and Fund          C. Custody &
Assets                     A. Custody     Accounting        Remote Service

less than $25 million      $500           $40,000           $6,000
$25 - 1OO million          $2,000         $40,000           $7,500
more than $100 million     $3,500         $40,000           $9,000

Annual Horizon Base Charge $25,000

2. Portfolio Trades - There will be a charge for each of the following line items processed:

State Street Bank Repos                                           $7.00
DTC or Fed Book Entry                                             $12.00
New York Physical Settlements                                     $25.00
Maturity Collections                                              $8.00
PTC Purchase, Sale, Deposit or Withdrawal                         $20.00
Internal Transfers                                                $8.00
All other trades                                                  $16.00

3.   Options - The following charges will apply per issue and per broker:

Option charge for each option written or closing contract price   $25.00
Option expiration charge                                          $15.00
Option exercised charge                                           $15.00

4.   Lending of Securities

Deliver loaned securities versus cash collateral                  $20.00
Deliver loaned securities versus securities collateral            $30.00
Receive/deliver additional cash collateral                        $6.00
Substitutions of securities collateral                            $30.00
Deliver cash collateral versus receipt of loaned securities       $15.00
Deliver securities collateral versus receipt of loaned securities $25.00
Loan administration - mark - to - market per day, per loan        $3.00

5.   Interest Rate Futures

Transactions - no security movement                               $8.00

6.   Holdings Charge

For each issue maintained - monthly charge                        $5.00

7.   Principal Reduction Payments

Per paydown                                                       $10.00

8.   Dividend Charges

For items held at the request of traders over record date
      in street form                                              $50.00

9.   Global Custody

Group l         Group 2          Group 3         Group 4        Group 5
Austria         Australia        Denmark         Indonesia      Argentina
Canada          Belgium          Finland         Korea          Brazil
Euroclear       Netherlands      France          Mexico         Chile
Germany         New Zealand      Ireland         Portugal       Greece
Hong Kong       Norway           Italy           Spain          Philippines
Japan           Singapore        Malaysia        Sweden         Turkey
                Switzerland      Thailand        Taiwan*        Venezuela
                                 United Kingdom


A.                    Net Assets (fees indicated in basis points)

                      Group l    Group 2    Group 3    Group 4    Group 5
First $50 Million     12         15         18         25         30
Next $50 Million      10         13         16         25         30
Over $100 Million     8          11         14         25         30

B.                    Transaction Charge

                      Group l    Group 2    Group 3    Group 4    Group 5
                      $30        $45        $60        $75        $125**

* Transaction fee indicated below does not include agent, depository and local auditor's fees.

** Except Turkey, for which the transaction charge is $0.50 per security settled with a minimum charge of $250 and a maximum charge of $7,500.

10. Special Services - Fees for activities of a nonrecurring nature, such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports, will be subject to negotiation. Fees for automated pricing, yield calculation and other special items will be negotiated separately.

11. Balance Credit - Balance credits for all funds will be applied against the foregoing fees based on the 13 week Treasury bill bond equivalent adjusted by the current federal reserve and FDIC insurance requirements. The rate in effect at each prior month end will be used, adjusted to a monthly basis, times the average collected balance in the demand deposit accounts.

12. Out - of - Pocket Expenses - Billing for recovery of out - of - pocket expenses will be made as of the end of each month, and will be payable quarterly. Where a dollar amount is indicated below, the fee that may be charged to the Fund is limited as noted. Out - of - pocket expenses include, but are not limited to:

Wire charges ($4.75)
Telephone/Line Charges
Postage and Insurance
Courier Service
Duplicating
Legal Fees
Supplies Related to Fund Records
Rush Transfer ($8.00)
Transfer Fees
Subcustodian Charges
Audit Letter
Federal Reserve Fee for Return Check Items Over $2,500 ($4.25)
GNMA Transfer ($15.00)
PTC Deposit/Withdrawal for same-day turnaround ($50.00)
Overdrafts (Prime Rate)

13. Demand Deposit Services - [Note: Demand Deposit Account Services are charged for accounts other than the portfolio custody account(s).]

Account Maintenance                                               $12.00
Statements (Duplicate and Additional)                             $4.00
Check(s) Paid                                                     $0.18
Deposit Ticket Processed                                          $0.85
Deposit Item Based
     Commercial Encoded                                           varies
     Commercial Unencoded                                         $0.10
Return Deposited Item (Commercial)                                $3.00
*Redeposit of Item
     Per Deposit                                                  $1.00
     Per Item                                                     $0.50
Pay/Return Checks Against Zero, NFS or UNC Funds                  $15.00
Check Certification                                               $7.00
Stop Payment Order (Manual)                                       $15.00
Wire Transfer Out                                                 $4.75
Wire Transfer In                                                  $4.75
Photo Requests Adjustments                                        $5.00
Auditors Confirmations                                            $25.00
**FDIC                                                 $0.195/$100/year
Treasurers Checks                                                 $7.00
Money Orders                                                      $2.50
Counter Checks                                                    $1.50


* In addition to the charges for Redeposit of item, an adjustment to the daily float calculation will be assessed.

** The rate utilized for FDIC compensation will reflect that which is charged by the agency for the applicable period.

14.  Cash Management

Automated Wires (via Terminal) - Per log-on $2.00

Automated Wires (CPU to CPU) - Monthly Fees: Set-up (one-time charge)
Installation                                                      $2,500.00
Modems (2)                                                        $3,000.00
Encription (2)                                                    $5,200.00

Outgoing wires will be charged as noted in Demand Deposit Section

Automated Clearing House (ACH) Processing
Per Tape                                                          $15.00
Per Item                                                          $0.06

Controlled Disbursement
Monthly Funding and Reporting                                     $125.00
Per Check Paid                                                    $0.08

Balance Reporting (SSCAN)
Annual Base (Per Client)                                          $1,000.00
Per Account, Per Report                                           $50.00
     ("Report" daily, 1,000 transactions/month)
Intraday Report, per account                                      $200.00

Reconcilement Services (Partial)
Monthly Maintenance                                               $100.00
Per Item                                                          $0.06
Monthly Minimum                                                   $140.00
Full - Electronic input
Monthly Maintenance                                               $145.00
Per Item                                                          $0.06
Monthly Minimum                                                   $205.00

Additional Reconcilement Services
On-line inquiry
     3 Month Storage, Per Item                                    $0.01
     6 Month Storage, Per Item                                    $0.02
On-line Photo Request, Per Item                                   $1.00
On-line Stop Payment, Per Item                                    $6.00
Microfilm of Check, Per Item                                      $0.02
Check Redemption, Per Item                                        $0.02


IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be affixed hereunder as of the dates indicated below.

CALVERT WORLD VALUES FUND, INC.

By: /s/
         William M. Tartikoff


STATE STREET BANK AND TRUST COMPANY

By: /s/
         J. W. Fletcher